July 7, 1997

Alabama Synfuel #1, Ltd.
c/o Covol Technologies, Inc.
3280 North Frontage Road
Lehi, Utah  84043

Covol Technologies, Inc.
3280 North Frontage Road
Lehi, Utah  84043

         RE:      Letter Amendment

Gentlemen:

         Reference is made to the Alabama Project Purchase Agreement, dated as of March 20, 1997 (the "Project Purchase Agreement'), by and among Alabama Synfuel #1, Ltd. and Covol Technologies, Inc. as sellers, and Birmingham Syn Fuel, LLC, as buyer. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Project Purchase Agreement.

1.       Project  Purchase  Agreement.   The  parties  to  the  Project Purchase
Agreement hereby amend the Project Purchase Agreement by:

a. deleting the language "; provided, further, Buyer shall not assume any liability or obligation incurred by Covol under the Operation and Maintenance Agreement" in Section 3.3 thereof;

b.       deleting Sections 5.3(f) and 8.2(c) and Exhibit D in their entirety;

c. deleting the fourth paragraph of Exhibit A-1 thereto in its entirety and deleting the number "*" in the third paragraph of Exhibit A-1 and inserting the number "*" in place thereof;

d. deleting the language ", and all obligations of the Debtor to repay all principal and accrued and unpaid interest not repaid prior to January 1, 2008 on amounts advanced as 'Deficit Loans' as described in Section
         5.10 of the Operation and Maintenance Agreement" in Section 2 of Exhibit A-2 thereto;

e. deleting the language ", except for transfers by Covol pursuant to and in accordance with its duties under the Operation and Maintenance Agreement" in Section 4(a)(1) of Exhibit A-2 thereto;

* Confidential material has been omitted from this Exhibit and filed separately with the Commission.

f. deleting the last sentence of Section 4(f) of Exhibit A-2 thereto in its entirety;

g.       deleting Section 4(g) of Exhibit A-2 thereto in its entirety;

h. deleting the language "(a) the failure of the Secured Party (or any affiliate thereof) to perform its obligations with respect to the application of funds under the Operation and Maintenance Agreement, or
         (b)" in Sections 9(a) and (b) Exhibit A-2 thereto;

i. deleting the language "If Assignee is not the "Operator" under the Operation and Maintenance Agreement," in the first sentence and the entirety of the last sentence, respectively, of Section 5 of Exhibit A-3 thereto;

j.       deleting  the  definition  "Operation  and  Maintenance  Agreement"  in
         Section 1 of Exhibit E thereto;

k. deleting the numbers "*" and "*" in Section 3.2 of Exhibit E thereto and inserting in their place the numbers "*" and "*," respectively;

l. deleting the language "; provided, however, that the amount of all payments of Royalties due and payable but for the application of this paragraph shall accrue and bear interest at a rate per annum equal to the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its "prime rate" and be payable from net operating cash flow of Licensee; provided, further, that all Royalties and interest accrued with respect thereto shall be due and payable on January 1, 2008, or the corresponding date under Section 29 of the 1986 Code in the event of an extension of tax credits available under Section 29 of the 1986 Code" in the second paragraph of Section 3.2 of Exhibit E thereto;

m. deleting the language "; provided, however, that the price which Licensee shall pay for the proprietary binder material for any calendar year during the term of this Agreement shall not increase above the price paid for the proprietary binder material during the immediately preceding year if the imposition of the price increase would require a "Deficit Loan" under the Operation and Maintenance Agreement" in
         Section 4.1.2 of Exhibit 2 thereto;

n.       deleting  the  language  ";  provided,   however,   that  out-of-pocket
         operating costs incurred in connection with the production of proprietary binder material by Licensee shall be included in the calculation of "Costs" under the Operation and Maintenance Agreement" in the last sentence of Section 4.2 of Exhibit E thereto;

o.       deleting the last sentence of Section 8 of Exhibit E thereto;

p. amending and restating Section 9 of Exhibit E thereto in its entirety to read as follows:

*  Confidential   material   omitted  Exhibit  and  filed  separately  with  the
Commission.

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

                           Payments  hereunder  shall be subordinate in right of
                  payment to amounts due under the Promissory Note. In addition to any rights of the Licensee under the Transaction Documents and applicable law, any amounts owing to Licensee from either Licensor or Vendor under any of the Transaction Documents may be offset and applied toward the payment of any amounts, or any part thereof, owing to the Licensor or Vendor, whether or not such amounts shall be due and payable.

q. deleting the language "January 1, 2008" in Section 1(b) of Exhibit G thereto, and inserting in its place "January 1, 2010."

2. Capital Contributions. Upon consummation of the transaction contemplated by the Project Purchase Agreement, each of Birmingham Syn Fuel I, Inc. and Birmingham Syn Fuel II, Inc. hereby agrees to make capital contributions to Birmingham Syn Fuel LLC in an amount sufficient to pay amounts due and payable under (i) the Non-Negotiable Promissory Note attached as Exhibit A-1 thereto, and (ii) Section 3.2 of the License and Binder Purchase Agreement attached as Exhibit E thereto.

         This letter agreement may be executed in one or more counterparts, all of which shall be considered one and the same letter agreement.

                                           Very truly yours,

                                           BIRMINGHAM SYN FUEL I, INC.

                                           By: /s/ Reynold Roeder
                                              ---------------------
                                           Name:  Reynold Roeder
                                           Title:  Vice President


                                           BIRMINGHAM SYN FUEL II, INC.

                                           By:  /s/ Reynold Roeder
                                              ---------------------
                                           Name:  Reynold Roeder
                                           Title:   Vice President


                                           BIRMINGHAM SYN FUEL, LLC

                                           By:  /s/ Reynold Roeder
                                              ----------------------
                                           Name: Reynold Roeder
                                           Title:   Vice President

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

                                           PACIFICORP FINANCIAL SERVICES, INC.

                                           By:  /s/ Reynold Roeder
                                              ----------------------
                                           Name:  Reynold Roeder
                                           Title:   Vice President


ACCEPTED AND AGREED TO
AS OF THE DATE FIRST SET
FORTH ABOVE:

Alabama Synfuel #1, Ltd.

By:/s/ Brent M. Cook
   -------------------
Name:  Brent M. Cook
Title: President


Covol Technologies, Inc.

By:/s/ Brent M. Cook
   ---------------------
Name:  Brent M. Cook
Title: President

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